UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No. ____)
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Synthesis Energy Systems, Inc.

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SYNTHESIS ENERGY SYSTEMS, INC.
Three Riverway, Suite 300
Houston, Texas 77056
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 14, 2010

You are cordially invited to attend the annual meeting of the stockholders of Synthesis Energy Systems, Inc., which will be held at 9:00 a.m. Central time on December 14, 2010, at our offices at Three Riverway, Suite 300, Houston, Texas 77056, for the following purposes:
1.	To elect seven directors;

2.	To ratify the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accountants for the year ending June 30, 2011; and

3.	To consider and act on such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
If you were a stockholder at the close of business on October 15, 2010, you are entitled to notice of and to vote at the meeting. A stockholders’ list will be available at our offices, Three Riverway, Suite 300, Houston, Texas 77056, for a period of ten days prior to the meeting or any adjournment or postponement of the meeting. The stockholders’ list will also be available for inspection at the meeting.
Your vote is important. Whether or not you expect to attend the meeting, please sign and date the enclosed proxy card and return it to us promptly. A stamped envelope has been provided for your convenience. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.

By Order of the Board of Directors,
/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer
November 4, 2010

SYNTHESIS ENERGY SYSTEMS, INC.
THREE RIVERWAY, SUITE 300
HOUSTON, TEXAS 77056
PROXY STATEMENT
Our Board of Directors (the “Board”) is soliciting proxies for the annual meeting of our stockholders for the year ended June 30, 2010 (the “Annual Meeting”) to be held at our offices at Three Riverway, Suite 300, Houston, Texas 77056, on December 14, 2010, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about November 4, 2010. Stockholders are urged to read carefully the material in this proxy statement.
QUESTIONS AND ANSWERS
Q:	Who can attend and vote at the Annual Meeting?

A:
You can attend and vote at the Annual Meeting if you were a stockholder at the close of business on the record date, October 15, 2010. On that date, there were 48,428,762 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Q:	What am I voting on?

A:	You are voting on:
•	The election of seven directors; and

•	The ratification of PricewaterhouseCoopers LLP to serve as our independent registered public accountants for the year ending June 30, 2011.
Q:	How do I cast my vote?

A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the registered stockholder for those shares. As the registered stockholder, you have the right to vote those shares and we will send you the proxy materials and a proxy card. You should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as recommended by the Board on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any postponement or adjournment of the meeting. We do not know of any other business to be considered at the meeting other than the proposals noted herein.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.
In the event you do not provide instructions on how to vote, your broker may not have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors. Beginning this year, your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for the election of directors unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on the election of the directors promptly. See “Vote Required” following each proposal for further information.
If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.
Q:	What voting methods are available?

A:
We send proxy cards to all registered stockholders to enable them to vote their shares. Stockholders who submit a proxy card need not vote at the Annual Meeting. However, we will pass out written ballots to any registered stockholder or holder of a legal proxy who wishes to vote in person at the Annual Meeting.

Q:	Can I vote by telephone or via the Internet?

A:	We will only accept votes submitted by proxy card.

Q:	Are the proxy materials available on the Internet?

A:
Pursuant to new rules promulgated by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and a copy of our Annual Report are available on the home page of our web site at www.synthesisenergy.com. Additionally, and in accordance with new SEC rules, we maintain the proxy materials on our website in a manner that will not infringe on your anonymity if you access them.

Q:	How does the Board recommend I vote on the proposal?

A:	The Board recommends you vote “FOR” each of the nominees to the Board and “FOR” the ratification of our independent registered public accountants for the year ending June 30, 2011.

Q:	Can I revoke my proxy?

A:	Yes. If you are a registered stockholder, you can revoke your proxy at any time before it is exercised by:
•	submitting a properly signed proxy card with a more recent date;

•	giving written notice of your revocation before the Annual Meeting to Ann Tanabe, our Vice President of Investor Relations, at our offices, Three Riverway, Suite 300, Houston, Texas 77056; or

•	attending the Annual Meeting and voting your shares in person.
If you are a beneficial owner, please refer to the voting instructions provided by your individual broker, bank, trustee or other nominee for their procedures for revoking or changing your vote.
Q:	Who will count the votes?

A:	One of our officers will act as the inspector of the election and will count the votes.

Q:	Why is my proxy being solicited and who pays the cost for such solicitation?

A:
Because many stockholders are unable to attend the Annual Meeting, the Board solicits proxies to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the Annual Meeting. In addition to the solicitation by the Board, we have retained Georgeson Inc., a proxy soliciting firm, to assist with the solicitation of proxies for a fee not to exceed $8,000, plus reimbursement for out-of-pocket expenses. We will bear the costs of the proxy solicitation.

Q:	What is a “quorum?”

A:
A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date. There must be a quorum for the Annual Meeting to be held. If you submit a valid proxy card or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes will be counted toward the quorum.

Q:	What vote is required to approve each item?

A:
Election of Directors. The seven nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. You may vote “FOR” all nominees or withhold your vote for any one or more of the nominees. Abstentions will not affect the outcome of the election of directors. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares.

Ratification of PricewaterhouseCoopers LLP to serve as our independent registered public accountants for the year ending June 30, 2011. The affirmative vote of the holders of a majority of the shares of common stock entitled to vote and represented at the Annual Meeting, in person or by proxy, is required to approve the ratification of the independent registered public accountants for the year ending June 30, 2011. For the ratification of PricewaterhouseCoopers LLP to serve as our independent registered public accountants for the year ended June 30, 2011, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the ratification of our independent registered public accountants for the year ending June 30, 2011.
Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares registered to your account with the same social security number and address.

Q:	What does it mean if I get more than one proxy card?

A:
Your shares are probably registered in more than one account. You should vote each proxy card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address. This can be accomplished by contacting your stock broker.

Q:	How many votes can I cast?

A:	On all matters, you are entitled to one vote per share of common stock.

Q:	When are stockholder proposals due for the Annual Meeting of Stockholders for the year ended June 30, 2011?

A:
If you want to present a proposal from the floor at the Annual Meeting of Stockholders for the year ending June 30, 2011, you must give us written notice of your proposal no later than September 15, 2011 and no earlier than August 16, 2011 and follow the procedures specified in our Amended & Restated Bylaws (the “Bylaws”). If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year’s proxy statement, you must submit the proposal in writing to the Vice President of Investor Relations so that it is received by August 16, 2011. Your notice should be sent to the Vice President of Investor Relations, Synthesis Energy Systems, Inc., Three Riverway, Suite 300, Houston, Texas 77056. See “Other Information — Stockholder Proposal Information.”

Q:	Where can I find the voting results of the Annual Meeting?

A:	The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a current report on Form 8-K to be filed promptly after the Annual Meeting.

A copy of the Annual Report, which includes the Form 10-K of Synthesis Energy Systems, Inc. for the fiscal year ended June 30, 2010, is being mailed with this proxy statement. You may receive an additional copy of the Form 10-K and other information at no charge upon request directed to: Ann Tanabe, Vice President of Investor Relations, Synthesis Energy Systems, Inc., Three Riverway, Suite 300, Houston, Texas 77056.

Proposal 1
ELECTION OF DIRECTORS
At the Annual Meeting, seven directors are to be elected. All nominees are currently directors. The Board was expanded from six to seven directors in February 2010 in connection with the appointment of Ziwang Xu. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons designated as proxies on the accompanying proxy card intend, unless authority is withheld, to vote for the election of the nominees named below to the Board. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee as the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) may recommend and the independent members of the Board may nominate, or the Board may be reduced accordingly. The Nominating and Governance Committee, which consists solely of directors that are independent within the meaning of Rule 4200 of the NASDAQ Stock Market Rules, recommended the nomination of the seven directors to the Board. Based on that recommendation, the Board nominated such directors for election at the Annual Meeting. The nominees have consented to be nominated and have expressed their intention to serve if elected. We have no reason to believe that any of the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the Board will be eligible to stand for election as directors at the Annual Meeting. See “Other Information — Stockholder Proposal Information.”
Nominees
Certain information regarding the nominees is set forth below:

			Director
Name	Age	Position	Since
Lorenzo Lamadrid	59	Chairman of the Board	2005
Robert Rigdon	52	President, Chief Executive Officer and Director	2009
Donald Bunnell	45	President and Chief Executive Officer—Asia Pacific and Director	2003
Michael Storey (1)	69	Director	2005
Denis Slavich (1)	70	Director	2005
Harry Rubin (1)	57	Director	2006
Ziwang Xu	59	Director	2010

(1)	Member of the Compensation Committee, Nominating and Governance Committee and Audit Committee of the Board.

Lorenzo Lamadrid. Mr. Lamadrid has been the Chairman of the Board since April 2005. Since 2001, Mr. Lamadrid has been the Managing Director of Globe Development Group, LLC, a firm that specializes in the development of large scale energy, power generation, transportation and infrastructure projects in China and provides business advisory services and investments with a particular focus on China. Mr. Lamadrid has also been a director of Flow International Corporation since January 2006. Mr. Lamadrid has been a member of the International Advisory Board of Sirocco Aerospace, an international aircraft manufacturer and marketer, since mid-2001. He previously served as President and Chief Executive Officer of Arthur D. Little, a management and consulting company, from 1999 to 2001 (which filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code within two years of his leaving the company), as President of Western Resources International, Inc. from 1996 through 1999 and as Managing Director of The Wing Group from 1993 through 1999. The Wing Group was a leading international electric power project-development company that was sold to Western Resources in 1999. Prior to that, he was with General Electric from 1984 to 1993 serving as corporate officer, Vice President and General Manager at GE Aerospace for Marketing and International Operations, and as General Manager of Strategic Planning and Business Development of GE’s International Sector. Prior to joining GE, Mr. Lamadrid was a senior Manager at the Boston Consulting Group where he worked from 1975 to 1984. Mr. Lamadrid’s experience in business development and management is a key attribute for us, and his background in overseas markets has provided him with valuable insights into our international focus.
Education: Mr. Lamadrid holds a dual bachelor’s degree in Chemical Engineering and Administrative Sciences from Yale University, an M.S. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A. in Marketing and International Business from the Harvard Business School.
Directorships in the past five years: Flow International (2006 to present).
Robert Rigdon. Mr. Rigdon is our President and Chief Executive Officer and is also a director. Mr. Rigdon joined us as a director in August 2009, and has served as President and Chief Executive Officer since March 31, 2009. Prior to that, he served as Chief Operating Officer since November 2008 and as Senior Vice President of Global Development since May 2008, where he was responsible for overseeing all aspects of our current and future coal gasification projects worldwide. From June 2004 until joining us, Mr. Rigdon worked for GE Energy in a variety of capacities, including Manager—Gasification Engineering, Director—IGCC Commercialization, and Director—Gasification Industrials and Chemicals Business. For the 20 years previous to this, Mr. Rigdon worked for Texaco, and later ChevronTexaco, as an engineer and in the Worldwide Power & Gasification group, where he ultimately became Vice President—Gasification Technology for the group. As a result of his three decades working on gasification, Mr. Rigdon is experienced in the operational and marketing strategies that are key to our development and success.
Education: Mr. Rigdon is a mechanical engineer with a B.S. from Lamar University.

Directorships in the past five years: None, other than our Board.
Donald Bunnell. Mr. Bunnell is our President and Chief Executive Officer—Asia Pacific, a director and one of our co-founders. Since 2009, his duties have included oversight of our global licensing business. From 2001 until our founding in 2003, Mr. Bunnell was the Asia Business Development Vice President for BHP Billiton’s aluminum group. Between 1997 and 2001, Mr. Bunnell served in various capacities, including Vice President in charge of Enron China’s power group, and Country Manager, with the power development team of Enron Corporation. During this time, Mr. Bunnell spent three years leading the Enron/Messer/Texaco consortium for the Nanjing BASF Project. From 1995 to 1997, Mr. Bunnell was a manager with Coastal Power Corporation (now part of El Paso Corporation) in Beijing, where he was involved in development of gas turbine power plants and other power projects. Mr. Bunnell has practiced law in Hong Kong, advising clients on China investments, prior to entering the power business. Mr. Bunnell is fluent in Mandarin Chinese, has lived in China for over 14 years, and has 10 years of experience in the China power industry developing projects and managing joint ventures. Mr. Bunnell’s extensive experience in the power industry, wealth of technical knowledge and role as one of our founders provides him with unique insight into potential issues that could emerge with respect to our operational development.
Education: Mr. Bunnell graduated from Miami University with a B.A. and from the William & Mary School of Law with a J.D.
Directorships in the past five years: None, other than our Board.
Michael Storey. Mr. Storey has served as one of our directors since November 2005. From June 2002 through November 2005, he was a partner with Union Charter Financial. From 2000 to 2004, he served as President and CEO of Inmarsat Ventures, a global communications company. He resigned in March 2004, but continued as an advisor until March 2006. From 1993 to 1999, Mr. Storey ran several telecommunications businesses during European deregulation that became MCI Europe and is now Verizon Communications. In 1984, Mr. Storey and a partner established City Centre Communications, a business in the cable television and telecommunications industry. The business was grown through several acquisitions of franchises before the business was sold in 1992 to Videotron and Bell Canada. He served as a Director and later as Chairman of the Cable Communications Association from 1983 to 1990, representing all the investors in the U.K. cable industry. Starting in 1972, Mr. Storey served for 10 years as a Vice President and Partner of Booze Allen Hamilton International Management Consultants. He is also currently the non-executive Chairman of Impello Plc, an independent utility company in the United Kingdom. From 1958 to 1968, he worked in the healthcare industry, operating hospitals in the U.K., Middle East and North America. Through his various management roles, Mr. Storey has developed an in-depth knowledge and experience in strategic development that is key to our growth.
Education: Mr. Storey is a graduate of King’s Fund Administrative Staff College and has an M.B.A. from the University of Chicago. He also holds two professional certifications: Professionally Qualified Hospital Administrator and Professionally Qualified Personnel Manager.

Directorships in the past five years: Impello Plc (2008 to present).
Denis Slavich. Mr. Slavich has served as a director since November 2005 and currently serves as the Chairman of the Audit Committee. Mr. Slavich has over 35 years of experience in large scale power generation development. He is currently an international consultant to a number of U.S. and China-based companies engaged in cross border transactions, as well as an advisor and board member for a number of additional firms. He has also served as a director of China Advanced Construction Materials Group, Inc., a company traded on the OTC Bulletin Board, since September 2009. From 1998 to 2000, Mr. Slavich was the CFO and director of KMR Power Corporation and was responsible for the development of an international IPP company that developed projects in Columbia as well as other areas. From 2000 until 2002, he served as Vice President and CFO of BigMachines Inc., a software company, and from 2001 until the present, he has served as Chairman of Leading Edge Technologies, a desalination technology company, and has recently served as its CEO. Mr. Slavich also served as acting President for Kellogg Development Corporation, a division of M.W. Kellogg, during 1997. From 1991 to 1995, Mr. Slavich was also a Vice President of Marketing for Fluor Daniel. From 1971 to 1991, Mr. Slavich served in various executive positions at Bechtel Corporation including Sr. VP, CFO, and director and Sr. VP and manager of the International Power Division. In addition to his experience in power generation development, Mr. Slavich is experienced in finance and accounting matters and has extensive experience with financial statements.
Education: Mr. Slavich received his Ph.D. from Massachusetts Institute of Technology, his M.B.A. from the University of Pittsburgh and his B.S. in Electrical Engineering from the University of California at Berkeley.
Directorships in the past five years: China Advanced Construction Materials Group, Inc. (2009 to present), Leading Edge Technologies (2001 to present), Comsat International (2006-2007).
Harry Rubin. Mr. Rubin has served as a director since August 2006. Mr. Rubin is currently Chairman of Henmead Enterprises, in which capacity he advises various companies regarding strategy, acquisitions and divestitures. He held board positions at a number of private and public companies such as the A&E Network, RCA/Columbia Pictures Home Video, the Genisco Technology Corporation and Image-Metrics Plc. He was a founding partner of the Boston Beer Company. In the 12 years prior to 2006, Mr. Rubin held various senior management roles in the computer software industry, including Senior Executive Vice President and Chief Operating Officer of Atari, and President of International Operations and Chief Financial Officer for GT Interactive Software. Mr. Rubin entered the computer software business in 1993 when he became Executive VP for GT Interactive Software as a start-up company, and played a leadership role in GT’s progression as the company went public in 1995 and became one of the largest industry players. Through his various management roles, Mr. Rubin has developed an in-depth knowledge and experience in strategic development that is key to our growth. Prior to 1993, he held various senior financial and general management positions at RCA, GE and NBC.
Education: He is a graduate of Stanford University and Harvard Business School.
Directorships in the past five years: 784 Park Avenue Realty, Inc. (December 2005 to present), Henmead Enterprises, Inc. (1991 to present), Image-Metrics Plc (December 2005 to April 2010).

Ziwang Xu. Mr. Xu is currently the Chairman of CXC Capital, Inc. and CXC China Sustainable Growth Fund, companies which he founded in March of 2008 and which are based in Shanghai, China. From November of 2005 until founding CXC, he was a private investor in Shanghai and worked on the development of residential real estate projects. During this same time, he was an Advisory Director for Goldman Sachs in Beijing, China. From 1997 through 2005, he served as a Managing Director and Partner for Goldman Sachs in Hong Kong. He is also currently an Advisory Partner with Clayton, Dubilier & Rice, a member of the Board of Overseers of the Fletcher School of Law and Diplomacy at Tufts University, and Vice Chairman, Alumni Association of Economics and Finance, of Fudan University in Shanghai, China. Additionally, he is a member of the Shanghai Comprehensive Economy Studies Council and the Shanghai International Cultural Council. Mr. Xu’s background in overseas markets and his experience in finance matters has provided him with valuable insights into our strategy.
Education: He holds a B.A. from East China Normal University and an M.A. in Economics from Fudan University and an M.A. in International Business from the Fletcher School of Law and Diplomacy at Tufts University.
Directorships in the past five years: CXC Capital, Inc. (2008 to present).
Vote Required
The seven nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees. Abstentions will not affect the outcome of the election of directors. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares.
Board Recommendation
The Board recommends a vote “FOR” each nominee to the Board.
Communicating with the Board
Stockholders who wish to communicate to the Board should do so in writing to the following address:
[Name of Director(s) or Board of Directors]
Synthesis Energy Systems, Inc.
Attn: Vice President of Investor Relations
Three Riverway, Suite 300
Houston, Texas 77056
All such communications are logged and those not deemed frivolous, threatening or otherwise inappropriate are forwarded to the Chairman of the Nominating and Governance Committee for distribution.
Board Member Attendance at Annual Meeting of Stockholders
Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend. Messrs. Lamadrid and Rigdon attended the Annual Meeting of Stockholders for the year ended June 30, 2009.

Director Independence
The Board has determined that the following members are independent within the meaning of Rule 4200 of the NASDAQ Stock Market Rules: Lorenzo Lamadrid, Michael Storey, Denis Slavich, Harry Rubin and Ziwang Xu.
Board Leadership Structure
Our Board believes that independent leadership is a critical component of our governance structure. Since 2006, our chairman and chief executive officer roles have been separate, and the Board continues to believe that this structure is appropriate at this time. By separating the roles of the chairman and chief executive officer, our chief executive officer can focus his time and energy on setting our strategic direction, overseeing daily operations, developing our future, and promoting employee engagement at all levels of the organization. Meanwhile, our independent chairman leads the Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content, engaging with the chief executive officer and senior management team between Board meetings on business developments, and providing overall guidance to our chief executive officer as to the Board’s views and perspectives, particularly on our strategic direction. As a result of this, we do not believe that a separate lead independent director is necessary at this time. If the positions of chairman and chief executive officer are held by the same person in the future, the Board may select a lead director from among the independent directors.
Board Role in Risk Oversight
Our Board is responsible for oversight of us and our business, including risk management. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with our senior management. The Audit Committee of the Board (the “Audit Committee”) has oversight responsibility for financial risk (such as accounting, finance, internal controls and tax strategy), and also oversees compliance with applicable laws and regulations. The Compensation Committee of the Board (the “Compensation Committee”) oversees compliance with our compensation plans, and the Nominating and Governance Committee oversees compliance with our corporate governance principles. Each of the committees report to the Board regarding the areas of risk they oversee.

Director Compensation
Prior to March 31, 2009, independent directors, other than Mr. Lamadrid, received a quarterly cash payment of $1,500 as reimbursement for expenses incurred in connection with their service on the Board. In addition, upon appointment to the Board, directors received a one-time option to acquire 160,000 shares of common stock. They also received a one-time option to acquire 40,000 shares of common stock if they serve as the chairperson of a committee of the Board. Additional options grants to directors were determined on an annual basis. Effective March 31, 2009, the Board, and the Compensation Committee approved a new compensation plan for the members of the Board. Under the new plan approved by the Board, (i) the prior cash payments to directors other than Mr. Lamadrid will be continued, (ii) non-executive directors who serve as chair of a Board committee will receive an annual grant of stock options with an aggregate value of $100,000 and (iii) all other non-executive directors will receive an annual grant of stock options with an aggregate value of $90,000, in each case based on a fair market valuation and the exercise price in the grant, while non-independent, executive directors will continue to receive no compensation for their service on the Board. The options shall vest as to 25% of the shares on each of March 31, June 30, September 30 and December 31 in the year of grant and the exercise price shall be determined based on the closing price on the date of the grant. The initial grants were made effective March 31, 2009 at an exercise price of $0.66 per share. In addition, Mr. Lamadrid has a consulting agreement with us for his service as Chairman of the Board. For more on director compensation, including a summary of Mr. Lamadrid’s consulting agreement, see below under “Other Information-Executive and Director Compensation-Director Compensation for the Year Ended June 30, 2010.”
Meeting Attendance and Board Committees
Meetings of the Board. During the year ended June 30, 2010, the Board held five meetings. All directors attended at least 75 percent of the total meetings of the Board and the committees on which they serve for the year ended June 30, 2010. We believe that attendance at meetings of the Board is only one criterion for judging the contribution of individual directors and that all directors have made substantial and valuable contributions.
Audit Committee. During the year ended June 30, 2010, the members of the Audit Committee were Michael Storey, Denis Slavich and Harry Rubin. The Board has determined that Denis Slavich is an audit committee financial expert under Item 407(d) of Regulation S-K of the SEC. All of the members of the Audit Committee were and are independent within the meaning of Rule 4200 of the NASDAQ Stock Market Rules. The Audit Committee operates under a written charter adopted by the Board which is available at the “Corporate Governance” section of our website at www.synthesisenergy.com. The Audit Committee met seven times during the year ended June 30, 2010.
The primary purpose of the Audit Committee is to assist the Board in overseeing (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the qualifications and independence of the independent registered public accountants and (d) the performance of our internal auditors (or other personnel responsible for the internal audit function).
Compensation Committee. During the year ended June 30, 2010, the members of the Compensation Committee were Michael Storey, Denis Slavich and Harry Rubin. All of the members were and are independent within the meaning of Rule 4200 of the NASDAQ Stock Market Rules. The Compensation Committee operates under a written charter adopted by the Board which is available at the “Corporate Governance” section of our website at www.synthesisenergy.com. The Compensation Committee met four times during the year ended June 30, 2010.

The primary purpose of the Compensation Committee is to provide oversight on the broad range of matters surrounding the compensation of management, including recommending to the Board the compensation for our chief executive officer and approving the compensation and employee benefits for our other executive officers and employees. The Compensation Committee determines the total compensation (including the nature and amount of each element of the compensation) of Robert Rigdon, our President and Chief Executive Officer. Mr. Rigdon attends the meetings of the Compensation Committee regarding executive compensation for all other executive officers and discusses his recommendations with the Compensation Committee, including his evaluation of the performance of the other executive officers in arriving at his recommendations, which are based on his direct evaluation of such executives, after receiving input from the peers of such executives and others, if necessary. These recommendations are considered by the Compensation Committee, along with other relevant data, in determining the total compensation for such executives.
The Compensation Committee has directly engaged, and may in the future engage, compensation consultants familiar with our industry to advise the Compensation Committee regarding certain compensation issues. The assignments of the consultants are determined by the Compensation Committee, although management may have input into these assignments. In December 2008, Korn/Ferry International, the independent compensation consultant engaged by the Compensation Committee, was engaged to provide the Compensation Committee with data and analysis as part of the Compensation Committee’s comparative process for determining compensation. Korn/Ferry conducted interviews with members of management and the Board, developed a peer group for comparison, analyzed compensation levels and programs among the peer group, prepared a survey of the same and developed recommendations for the Compensation Committee. The peer group included US Geothermal, Inc. Fuelcell Energy, Inc., American Pacific Corp., Balchem Corp., Flotek Industries, Inc., Hawkins, Inc., Greenhunter Energy, Inc., Pacific Ethanol, Inc., Rentech, Inc., Syntroleum Corp., Endeavour International Corp., TXCO Resources, Inc., Georesources Inc., Gastar Exploration Ltd., FX Energy Inc. and Cubic Energy Inc. Korn/Ferry did not provide any additional services to us in the year ended June 30, 2009 and no compensation consultants were engaged during the year ended June 30, 2010.
Nominating and Governance Committee. During the year ended June 30, 2010, the members of the Nominating and Governance Committee were Michael Storey, Denis Slavich and Harry Rubin. All of the members of the Nominating and Governance Committee were and are independent within the meaning of Rule 4200 of the NASDAQ Stock Market Rules. The Nominating and Governance Committee operates under a written charter adopted by the Board which is available at the “Corporate Governance” section of our website at www.synthesisenergy.com. The Nominating and Governance Committee met four times during the year ended June 30, 2010.
The primary purpose of the Nominating and Governance Committee is to provide oversight on the broad range of matters surrounding the composition and operation of the Board. These matters include identifying individuals qualified to become Board members, recommending to the Board director nominees, and recommending to the Board a set of corporate governance principles applicable to us.

Director Nominations Process. Nominating functions are handled by the Nominating and Governance Committee pursuant to its charter. Our Bylaws also contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. Historically, we have not had a formal policy concerning stockholder recommendation to the Nominating and Governance Committee (or its predecessors), other than the provisions contained in our Bylaws. To date, we have not received any recommendations from stockholders requesting that the Nominating and Governance Committee (or any predecessor) consider a candidate for inclusion among the Nominating and Governance Committee’s slate of nominees in our proxy statement, and therefore we believe that, other than the provisions contained in our Bylaws, no formal policy concerning stockholder recommendations is needed. There are no differences in the criteria used by the Nominating and Governance Committee when evaluating nominations made by our stockholders.
In evaluating director nominees, the Nominating and Governance Committee considers the following factors:
•	the appropriate size of the Board;

•	our needs with respect to the particular talents and experience of our directors;

•
the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with our business and industry;

•	experience with accounting rules and practices; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.
The goal of the Nominating and Governance Committee is to assemble a Board that brings us a variety of perspectives and skills derived from high quality business and professional experience.
Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it deems to be in the best interests of us and our stockholders. The Nominating and Governance Committee does, however, believe it appropriate that a majority of the members of the Board meet the definition of “independent director” under the rules of The NASDAQ Stock Market. The Nominating and Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board. Although not part of any formal policy, our goal is a balanced and diverse Board, with members whose skills, backgrounds and experiences are complimentary and, together, cover the spectrum of areas that impact our business. As part of this evaluation and to further our commitment to diversity, the Nominating and Governance Committee assesses whether the nominees, as a group, collectively represent a diversity of views, backgrounds, and experiences that will enhance the Board’s and our effectiveness.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating and Governance Committee and the Board are polled for suggestions as to individuals meeting such criteria. Research may also be performed to identify qualified individuals. In the past, we have also engaged third parties and search firms to identify or evaluate or assist in identifying potential nominees.
Our Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors. However, a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to our Vice President of Investor Relations as described under “Other Information — Stockholder Proposal Information” in this proxy statement. Pursuant to the requirements of our Bylaws, each notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice, among other things, (i) the name and address, as they appear on our books, of such stockholder and (ii) the class and number of our shares that are beneficially owned by such stockholder and that are owned of record by such stockholder. There have not been any material changes to the procedures by which stockholders may recommend nominees to the Board since the Annual Meeting of Stockholders for the year ended June 30, 2009.
Code of Ethics. We have adopted a Code of Business and Ethical Conduct that applies to all of our employees, as well as each member of our Board. The Code of Business and Ethical Conduct is available at the “Corporate Governance” section of our website at www.synthesisenergy.com. We intend to post amendments to or waivers from the Code of Business and Ethical Conduct (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) at this location on our website.
Where to Find Corporate Governance Information
The charters for our Audit Committee, Compensation Committee and Nominating and Governance Committee and our Code of Business and Ethical Conduct are available on our website at www.synthesisenergy.com under the “Corporate Governance” section. Copies of these documents are also available in print form at no charge by sending a request to Ann Tanabe, Vice President of Investor Relations, Synthesis Energy Systems, Inc., Three Riverway, Suite 300, Houston, Texas 77056, telephone (713) 579-0602.

Proposal 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR YEAR ENDING JUNE 30, 2011
In November 2008, PricewaterhouseCoopers LLP, a U.S. based accounting firm (“PwC”), became our independent registered public accountants. The Audit Committee, in its capacity as a committee of the Board, has appointed PwC to audit our financial statements for the fiscal year ending June 30, 2011. Representatives of PwC plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. These representatives will be able to make a statement at the Annual Meeting if they wish, although we do not expect them to do so.
Stockholder ratification of the appointment of PwC is not required by the rules of The NASDAQ Stock Market or the SEC or by our Bylaws. However, our Board is submitting the appointment of PwC to you for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will review its future selection of our independent registered public accountants. Even if the appointment of PwC is ratified, the Audit Committee may change to different independent registered public accountants if it determines a change may be in the best interest of us and our stockholders.
Independent Registered Public Accountant Fees
In the years ended June 30, 2009 and June 30, 2010, PwC, and in the year ended June 30, 2009, KPMG LLP, a U.S. based accounting firm and our prior audit firm (“KPMG”), provided services in the following categories and amounts:

	June 30, 2010		June 30, 2009
Audit Fees	$440,000		$482,500
Other	$28,842		$180,429

Total	$468,842	(1)	$662,929	(2)

(1)	Includes $10,000 of audit fees for services rendered by KPMG.

(2)	Includes $194,329 for services rendered by KPMG, $50,000 of which was for audit fees.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. Alternatively, the engagement of the independent registered public accountants may be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Changes in and Disagreements with Accountants
On November 18, 2008, the Audit Committee approved the dismissal of KPMG as our independent registered public accountants. KPMG’s audit reports on our consolidated financial statements as of June 30, 2008 and 2007 and for each of the years in the three year period ended June 30, 2008 and for the period from November 4, 2003 (inception) to June 30, 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:
KPMG’s audit report on our consolidated financial statements for the periods stated above contained a separate paragraph stating that “As discussed in Notes 8 and 4, respectively, to the consolidated financial statements, effective July 1, 2007, we adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, and effective July 1, 2006, we adopted the fair value method of accounting for stock-based compensation as required by Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.”
KPMG’s audit report on the effectiveness of internal control over financial reporting as of June 30, 2008 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report indicates that we did not maintain effective internal control over financial reporting as of June 30, 2008 because of material weaknesses on the achievement of the objectives in the control criteria and contains an explanatory paragraph regarding the material weaknesses surrounding (i) accounting for complex and non-routine transactions and (ii) monitoring of internal controls within the period-end close process.
During the fiscal years ended June 30, 2008 and 2007 and the subsequent interim period through November 18, 2008, there were no: (i) disagreements with KMPG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement(s) in connection with its reports, or (ii) “reportable events” as defined in Regulation S-K, Item 304(a)(1)(v), except as noted above related to the material weaknesses identified as of June 30, 2008. We have authorized KPMG to respond fully to any inquiries from PwC regarding this matter.
On November 18, 2008, the Audit Committee engaged PwC as its independent registered public accountants for our fiscal year ended June 30, 2009. During the fiscal years ended June 30, 2008 and 2007 and the subsequent interim period prior to the engagement of PwC, we did not consult with PwC regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our consolidated financial statements or the effectiveness of internal control over financial reporting or (ii) any matter that was either the subject of a disagreement or event identified in response to (a)(1)(iv) of Item 304 of Regulation S-K.

Report of the Audit Committee
The Audit Committee assists the Board in overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent registered public accountants and (iv) the performance of our internal auditors (or other personnel responsible for the internal audit function) and independent registered public accountants. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent registered public accountants and our financial management. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accountants for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The independent registered public accountants report directly to the Audit Committee.
Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control over financial reporting. Our independent registered public accountants are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes and the engagement, independence and performance of our independent registered public accountants. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accountants.
The Audit Committee met with our independent registered public accountants and discussed the overall scope and plans for their audit. The Audit Committee also discussed with the independent registered public accountants matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
PwC also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and the Audit Committee discussed its independence with the independent registered public accountants. When considering PwC’s independence, the Audit Committee considered the non-audit services provided to us by the independent registered public accountants and concluded that such services are compatible with maintaining the independence of the independent registered public accountants.

The Audit Committee reviewed and discussed our audited consolidated financial statements for the fiscal year ended June 30, 2010 with management and PwC. Based on the Audit Committee’s review of the audited consolidated financial statements and the meetings and discussions with management and the independent registered public accountants and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K filed with the SEC.
Michael Storey
Denis Slavich
Harry Rubin
Vote Required
The ratification of PwC as our independent registered public accountants for the year ending June 30, 2011 requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote. For the ratification of our independent registered public accountants, you may vote “FOR” or “AGAINST” or abstain from voting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “AGAINST” this proposal. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them how to vote on this proposal, your broker may have authority to vote your shares. Broker non-votes will have no effect on the approval of this proposal.
Board Recommendation
The Board recommends a vote “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending June 30, 2011.

OTHER INFORMATION
Principal Stockholders
The following table sets forth information with respect to the beneficial ownership of our common stock as of October 15, 2010, by:
•	each person who is known by us to beneficially own 5% or more of the outstanding class of our capital stock;

•	each member of the Board;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each of the holders of capital stock listed below has sole voting and investment power as to the capital stock owned unless otherwise noted.

	Numbers of Shares of
	Common Stock Beneficially	% of Common Stock
Name and Address of Beneficial Owner	Owned	Outstanding (1)
Columbia Wanger Asset Management, L.P. (2) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	6,272,700	13.0%
Donald Bunnell	3,804,318	7.9%
Lorenzo Lamadrid (3)	3,460,431	7.1%
David A. Schwedel (4) 4000 Ponce de Leon Boulevard, Suite 470 Coral Gables, Florida 33134	3,020,738	6.2%
Michael Storey (5)	1,785,431	3.7%
Harry Rubin (6)	426,431	*
Denis Slavich (7)	405,431	*
Ziwang Xu (8)	98,025	*
Robert Rigdon (9)	176,250	*
Kevin Kelly (10)	72,500	*

Executive Officers and Directors as a group (8 persons)	10,228,817	20.4%

*	Less than 1%

(1)	Based on 48,428,762 shares outstanding as of October 15, 2010.

(2)
Based on information included in a Schedule 13F filed on August 4, 2010. Also includes shares held by Columbia Acorn Trust, which has agreed to file as a group with Columbia Wanger Asset Management, L.P.

(3)	Includes 285,431 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(4)	Based on information included in a Form 4 filed on January 9, 2008. Includes 205,200 shares held by the David A. Schwedel Living Trust of which Mr. Schwedel is the beneficial owner.

(5)	Includes 385,431 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(6)	Includes 356,431 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(7)	Includes 385,431 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(8)	Includes 98,025 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(9)	Includes 156,250 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(10)	Includes 70,000 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.
Executive Officers and Key Employees
All of our executive officers and key employees are listed in the following table, and certain information concerning these officers, except for Messrs. Rigdon and Bunnell, who are also members of the Board, follows the table:

Name	Age	Position
Robert Rigdon	52	President, Chief Executive Officer and Director
Kevin Kelly	47	Chief Accounting Officer, Controller and Secretary
Donald Bunnell	45	President and Chief Executive Officer—Asia Pacific and Director
Francis Lau	63	Senior Vice President and Chief Technology Officer
Kevin Kelly. Mr. Kelly joined us as our Controller in October 2008 and was named our Chief Accounting Officer and Secretary in November 2008. From 2005 to October 2008, Mr. Kelly served as the Corporate Controller for W-H Energy Services. From 2004 to 2005, Mr. Kelly served as the Director of Reporting and Financial Analysis for Pride International, Inc. Prior to that, Mr. Kelly held controllership and treasury management positions with a variety of public-traded companies. Mr. Kelly is a Certified Public Accountant with a B.A. from Houston Baptist University.
Francis Lau. Mr. Lau joined us in September 2008 as Senior Vice President and Chief Technology Officer. From January 2006 until joining us, he was Vice President of Gasification at GreatPoint Energy, in Cambridge, Massachusetts in charge of technology development. From 1970 until joining GreatPoint, Mr. Lau was the Executive Director of Gasification and Gas Processing Center at the Gas Technology Institute, or GTI, in Des Plaines, Illinois. At GTI, he led research, development, demonstration, and deployment programs aimed at clean and efficient conversion of coal, biomass, and other feedstocks to electricity, hydrogen, and clean liquid fuels. Mr. Lau received a B.Sc. degree in Chemical Engineering from the University of Wisconsin, Madison, and M.Sc. in Chemical Engineering from Northwestern University, Evanston, Illinois.

Executive and Director Compensation
Summary Compensation Table
The following table provides information concerning compensation paid or accrued during the fiscal years ended June 30, 2010, 2009 and 2008 to our principal executive officer and our two other most highly paid executive officers, determined at the end of the last fiscal year, and one former executive officer for whom disclosure would have been required but for the fact that he was not serving as an executive officer at the end of the fiscal year ended June 30, 2010:

						Non-Equity
Name and Principal	Fiscal			Stock		Incentive Plan	All Other
Position	Year	Salary	Bonus	Awards	Option Awards (1)	Compensation	Compensation	Total
Robert Rigdon	2010	$300,000	$120,000	$—	$—	$—	$—	$420,000
President and CEO	2009	$270,000	$146,000	$—	$185,789	$—	$—	$601,789
	2008	$38,308	$—	$—	$2,037,849	$—	$—	$2,076,157

Kevin Kelly	2010	$230,000	$69,000	$—	$—	$—	$—	$299,000
Chief Accounting Officer,	2009	$155,000	$62,000	$—	$207,773	$—	$—	$424,773
Controller and Secretary	2008	$—	$—	$—	$—	$—	$—	$—

Donald Bunnell,	2010	$180,000	$—	$—	$—	$—	$5,000	$185,000
President and CEO — Asia Pacific	2009	$180,000	$72,000	$—	$—	$—	$—	$252,000
	2008	$175,000	$180,000	$—	$—	$—	$—	$355,000

Timothy Vail (2)	2010	$—	$—	$—	$—	$—	$—	$—
Former President and CEO	2009	$135,000	$—	$—	$469,723	$—	$—	$604,723
	2008	$180,000	$216,000	$—	$—	$—	$—	$396,000

(1)
The amounts in the “Option awards” column reflect the aggregate grant date fair value of awards pursuant to our Amended & Restated 2005 Incentive Plan, as amended (the "2005 Plan"), for the fiscal years ended June 30, 2008, 2009 and 2010, in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in “Note 11—Stock-Based Compensation” to our audited financial statements for the fiscal year ended June 30, 2010 included in our annual report on Form 10-K for the year ended June 30, 2010. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
Effective March 31, 2009, Mr. Vail ceased employment with us based on a mutual decision with the Board. In connection with the departure, he entered into a Separation Agreement and Release with us (the “Release”), whereby (i) his employment agreement with us was terminated, subject to the continued enforcement of the provisions relating to non-competition and confidentiality; (ii) he entered into a mutual release; (iii) his Indemnification Agreement with us, dated August 13, 2008, survived the termination of his employment agreements; (iv) he was granted reimbursement of his payment of his COBRA premiums through (a) the one year anniversary of the termination or (b) until he is eligible to participate in the health insurance plan of another employer, whichever is sooner; and (v) he was granted a new option grant in satisfaction of his 2008 bonus and a right to participate in our option exchange program. The grant was a fully vested option to acquire 68,182 shares of common stock at an exercise price of $0.66 per share, in satisfaction of his bonus earned during the year ended December 31, 2008. In addition, as part of the option exchange program, Mr. Vail exchanged all of his option grants outstanding on March 31, 2009 for a new fully vested option grant to acquire 960,000 shares of common stock at an exercise price of $0.66 per share.

Employment Agreements
We have entered into employment agreements with Robert Rigdon, our President and Chief Executive Officer, Kevin Kelly, our Chief Accounting Officer and Controller, and Donald Bunnell, our President and Chief Executive Officer—Asia Pacific.
Our agreement with Mr. Rigdon became effective March 14, 2008 and was amended in March 2009 and has a term of one year, with automatic renewal for two additional one year periods unless either we or Mr. Rigdon elects not to renew. He currently receives an annual base salary of up to $300,000 and bonuses as may be awarded from time to time in the sole discretion of the Compensation Committee for the periods ending on January 1 and July 1 of a given year. Mr. Rigdon’s salary is subject to increase upon the achievement of certain performance milestones. The Compensation Committee also evaluates Mr. Rigdon’s salary on an annual basis and will determine if any additional increases are warranted. The employment agreement prohibits Mr. Rigdon from competing with us during his employment and for a period of eighteen months thereafter if he is terminated for cause or he resigns without good reason. Mr. Rigdon is also subject to a confidentiality obligation for a period of five years after cessation of his employment with us. Payments under the agreement to Mr. Rigdon in connection with his termination or a change of control are described below under “-Potential Payments Upon Termination or Change of Control.”
Our agreement with Mr. Kelly became effective October 16, 2008 and has a term of two years, with automatic renewal for two additional one year periods unless either we or Mr. Kelly elects not to renew. He currently receives an annual base salary of up to $230,000 and bonuses as may be awarded from time to time based on criteria established by our chief executive officer, including a performance bonus targeted at 50% of his base salary. The Compensation Committee also evaluates Mr. Kelly’s salary on an annual basis and will determine if any additional increases are warranted. The employment agreement prohibits Mr. Kelly from competing with us during his employment and for a period of eighteen months thereafter if he is terminated by us, if he resigns without good reason or if either he or us elects not to renew the agreement past its initial term. Mr. Kelly is also subject to a confidentiality obligation for a period of five years after cessation of his employment with us. Payments under the agreement to Mr. Kelly in connection with his termination or a change of control are described below under “-Potential Payments Upon Termination or Change of Control.”
Our agreement with Mr. Bunnell was amended and restated effective July 14, 2006, and further amended on August 13, 2009 and October 15, 2010. The agreement has a term ending on August 31, 2011. Mr. Bunnell’s current salary is $15,000 per month and is subject to increase upon the achievement of certain performance milestones. In addition, bonuses may be awarded to Mr. Bunnell from time to time by the Board or any compensation committee thereof, including a performance bonus, and reimbursement of no more than $1,500 per month for all reasonable and customary medical and health insurance premiums incurred by Mr. Bunnell if he is not covered by insurance. He is also entitled to an allowance of up to $30,000 annually to cover various expenses related to his cost of living in Shanghai, China. The Compensation Committee evaluates Mr. Bunnell’s salary on an annual basis and will determine if any additional increases are warranted. The employment agreement prohibits Mr. Bunnell from competing with us during his employment and for a period of 18 months thereafter.

Potential Payments upon Termination or Change of Control
Pursuant to the terms of their employment agreements, upon a termination without cause or a voluntary termination for good reason, Messrs. Rigdon, Kelly and Bunnell are entitled to receive (i) all payments of their base salary (as of the date of termination) for the remainder of the term of their agreements and in accordance with the terms thereof, (ii) payment of any bonus that they would have been otherwise entitled to receive under their agreement as of the date of their termination (only in the case of Mr. Rigdon), and (iii) all unvested options shall automatically vest as of the termination date (only in the case of Messrs. Rigdon and Kelly). In addition, in connection with a termination without cause, Messrs. Rigdon and Kelly are entitled to reimbursement of their COBRA premiums through the earlier of (i) twelve months after their termination or (ii) until they are eligible to participate in the health insurance plan of another employer. Upon a voluntary termination without good reason, termination for cause, death or disability, Messrs. Rigdon, Kelly and Bunnell would not be entitled to receive benefits from us.
Upon a change of control (as defined in their employment agreements), all unvested options of Messrs. Rigdon and Kelly would automatically vest on the effective date of the change of control, even if their employment is not terminated.
None of the payments made upon termination or a change of control are conditioned upon non-competition, non-solicitation or other negative covenants, other than a requirement that Messrs. Rigdon, Kelly or Bunnell, as applicable, execute a written release in a form provided by us in connection with the receipt of such payments.

The following tables further describe the potential payments upon termination or a change in control for Messrs. Rigdon, Kelly and Bunnell. Tables are not included for Mr. Vail because, as noted above, effective March 31, 2009, he is no longer employed by us.
Robert Rigdon
Chief Executive Officer and President

		Voluntary
		Termination		Involuntary		After a
	Voluntary	for Good	For Cause	Not for Cause	Death or	Change in
Executive Benefits and Payments	Termination	Reason	Termination	Termination	Disability	Control
Upon Termination(1)	($)	($)	($)	($)	($)	($)
Compensation
Severance (2)	—	250,000	—	250,000	—	300,000
Annual Cash Incentive (3)	—	120,000	—	120,000	—	—
Stock Options (Unvested and Accelerated) (4)	—	152,250	—	152,250	—	152,250

Benefits and Perquisites
Health and Welfare Benefits Continuation (5)	—	—	—	17,114	—	17,114
Tax Gross-up	—	—	—	—	—	—

Total	—	522,250	—	539,364	—	469,364

Kevin Kelly
Chief Accounting Officer, Controller and Secretary

		Voluntary
		Termination		Involuntary		After a
	Voluntary	for Good	For Cause	Not for Cause	Death or	Change in
Executive Benefits and Payments	Termination	Reason	Termination	Termination	Disability	Control
Upon Termination(1)	($)	($)	($)	($)	($)	($)
Compensation
Severance (2)	—	230,000	—	230,000	—	—
Annual Cash Incentive (3)	—	—	—	—	—	—
Stock Options (Unvested and Accelerated) (4)	—	58,781	—	58,781	—	58,781

Benefits and Perquisites
Health and Welfare Benefits Continuation (5)	—	—	—	17,105	—	17,105
Tax Gross-up	—	—	—	—	—	—

Total	—	288,781	—	305,886	—	75,886

Donald Bunnell
President and Chief Executive Officer—Asia Pacific

Voluntary
		Termination		Involuntary		After a
	Voluntary	for Good	For Cause	Not for Cause	Death or	Change in
Executive Benefits and Payments	Termination	Reason	Termination	Termination	Disability	Control
Upon Termination(1)	($)	($)	($)	($)	($)	($)
Compensation
Severance (2)	—	—	—	30,000	—	—
Annual Cash Incentive (3)	—	—	—	180,000	—	—
Stock Options (Unvested and Accelerated) (4)	—	—	—	—	—	—

Benefits and Perquisites
Health and Welfare Benefits Continuation (5)	—	—	—	—	—	—
Tax Gross-up	—	—	—	—	—	—

Total	—	—	—	210,000	—	—

(1)
For purposes of this analysis, we assumed that the effective date of termination is June 30, 2010 and that the executive’s compensation is as follows: Mr. Rigdon’s base salary is equal to $300,000 and incentive target opportunity is equal to 40% of base salary; Mr. Kelly’s base salary is equal to $230,000 and incentive target opportunity is equal to 50% of base salary; and Mr. Bunnell’s base salary is equal to $180,000 and incentive target opportunity is equal to 100% of base salary.

(2)
Under “Voluntary Termination for Good Reason” and “Involuntary Not for Cause Termination,” severance under their respective agreements is all base salary for the remainder of the employment period, but in the case of Mr. Rigdon, for not less than six months, and in the case of Mr. Kelly, for not less than twelve months.

(3)
The bonus amounts included under “Voluntary Termination for Good Reason” (in the case of Messrs. Rigdon and Kelly) and “Involuntary Not for Cause Termination” (in the case of Messrs. Rigdon, Kelly and Bunnell) are based on the maximum bonus that each executive could receive upon termination under their employment agreement for such reasons. The amounts of bonuses payable under the employment agreements of each of Messrs. Rigdon, Kelly and Bunnell are in the discretion of the Board and/or the Compensation Committee.

(4)
Pursuant to the terms of their employment agreements, under “Voluntary Termination for Good Reason,” “Involuntary Not for Cause Termination” or “After a Change in Control” for Messrs. Rigdon and Kelly, the vesting of all outstanding stock options will be accelerated and all stock options shall be 100% vested on the date of termination of employment or on the effective date of the “change in control,” as applicable.

(5)
Health and Welfare Benefits Continuation is calculated as 12 months of reimbursement of COBRA premiums under “Involuntary Not for Cause Termination.” Such benefits payable will cease prior to the end of 12 months if the executive is eligible to participate in the health insurance plan of another employer.

Outstanding Equity Awards for Year Ended June 30, 2010
The following table shows the number of shares covered by exercisable and unexercisable options held by our named executive officers on June 30, 2010. Each of the awards in the table was made under the 2005 Plan.

	Option Awards						Stock Awards
										Equity
										Incentive
										Plan Awards:
										Market or
			Equity						Equity	Payout
			Incentive						Incentive	Value
			Plan						Plan Awards:	of
			Awards:					Market	Number	Unearned
	Number	Number	Number				Number	Value of	of	Shares,
	of	of	of				of Shares	Shares or	Unearned	Units or
	Securities	Securities	Securities				or Units	Units of	Shares,	Other
	Underlying	Underlying	Underlying				of Stock	Stock	Units or	Rights
	Unexercised	Unexercised	Unexercised	Option			That Have	That Have	Other Rights	That Have
	Options	Options	Unearned	Exercise	Option		Not	Not	That Have	Not
	(#)	(#)	Options	Price	Expiration		Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date		(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
Robert Rigdon	43,750	43,750	—	0.43	02/10/19	(1)	—	—	—	—
	43,750	43,750	—	0.66	03/31/19	(1)	—	—	—	—
	18,750	56,250	—	0.43	02/10/19		—	—	—	—
	50,000	150,000	—	0.66	03/31/19		—	—	—	—

Kevin Kelly	9,375	28,125	—	0.43	02/10/19	(1)	—	—	—	—
	6,250	18,750	—	0.73	01/09/19		—	—	—	—
	20,000	—	—	0.66	03/31/19		—	—	—	—
	25,000	75,000	—	0.66	03/31/19		—	—	—	—

Donald Bunnell	—	—	—				—	—	—	—

Timothy Vail	960,000	—	—	0.66	03/31/19	(1)	—	—	—	—
	68,182	—	—	0.66	03/31/19		—	—	—	—

(1)	Represents stock option awards made in connection with our stock option exchange program during fiscal 2009.

Director Compensation
The following table summarizes the annual compensation for our non-employee directors during the year ended June 30, 2010.

					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in			Incentive	Compensation	All Other
Name	Cash	Stock Awards	Option Awards (1)	Compensation	Earnings	Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Lorenzo Lamadrid	$60,000	—	$98,968	—	—	—	$158,968
Michael Storey	$6,000	—	$98,968	—	—	—	$104,968
Denis Slavich	$6,000	—	$98,968	—	—	—	$104,968
Harry Rubin	$6,000	—	$98,968	—	—	—	$104,968
Ziwang Xu	$3,000	—	$89,071	—	—	—	$92,071

(1)
The amounts in the “Option Awards” column reflect the aggregate grant date fair value for the fiscal year ended June 30, 2010, in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in “Note 11—Stock-Based Compensation” to our audited financial statements for the fiscal year ended June 30, 2010 included in our annual report on Form 10-K for the year ended June 30, 2010 filed with the Securities and Exchange Commission. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

For a description of the compensation plan for the members of the Board, see “Director Compensation” under Proposal One. Mr. Lamadrid also has a consulting agreement with us for his service as Chairman of our Board. The agreement was initially for a four-year term effective August 1, 2006 and was extended for an additional three years in August 2010. Mr. Lamadrid receives an annual consulting fee of $60,000 and reimbursement for reasonable expenses incurred in the performance of his services. The Compensation Committee also evaluates Mr. Lamadrid’s consulting fee on an annual basis and determines if any changes are warranted.
Securities Authorized For Issuance Under Equity Compensation Plans. The following table sets forth information regarding our existing equity compensation plans as of June 30, 2010.

Equity Compensation Plan Information
			Weighted average	Number of securities remaining
	Number of securities to		exercise	available for future issuance
	be issued upon exercise		price of outstanding	under equity compensation
	of outstanding options,		options, warrants and	plans (excluding securities
	warrants and rights		rights	reflected in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by security holders (1)	6,037,573	(2)	$0.74	1,507,627	(2)
Equity compensation plans not approved by security holders	—		—	—

Total as of June 30, 2010	6,037,573		$0.74	1,507,627

(1)	Consists of the 2005 Plan.

(2)
Of the total 8,000,000 shares under the 2005 Plan, options to acquire 6,037,573 shares of commons stock were outstanding at June 30, 2010 and 5,800 shares of restricted stock had been awarded under the 2005 Plan. The shares issued for the restricted stock grants were vested immediately upon issuance.

Certain Relationships and Related Party Transactions
Lorenzo Lamadrid, the Chairman of the Board, has a consulting agreement with us as disclosed under “- Executive and Director Compensation — Director Compensation.”
The Audit Committee is required to approve all related party transactions regardless of the dollar amount. In assessing a related party transaction, the Audit Committee considers such factors as it deems appropriate including without limitation (i) the benefits to us of the transaction; (ii) the commercial reasonableness of the terms of the related party transaction; (iii) the materiality of the related party transaction to us; (iv) the extent of the related party’s interest in the related party transaction; and (iv) the actual or apparent conflict of interest of the related party participating in the related party transaction.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and to furnish us a copy of each filed report.
To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2010, our officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports.
Stockholder Proposal Information
If you want to present a proposal from the floor at the 2011 Annual Meeting of Stockholders or nominate a person for election to the Board at such meeting, you must give us written notice no later than September 15, 2011 and no earlier than August 16, 2011, and follow the procedures outlined in our Bylaws. If the date of the 2011 Annual Meeting of Stockholders is more or less than 45 days from the one year anniversary of the 2010 Annual Meeting of Stockholders, your notice of a proposal will be timely if we receive it by the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to the stockholders or the date on which it is first disclosed to the public. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as the Board may recommend. Your notice should be sent to our Vice President of Investor Relations, Ann Tanabe, at Three Riverway, Suite 300, Houston, Texas 77056. You may request a copy of the provisions of the Bylaws governing the requirements for notice from our Vice President of Investor Relations at the above address.

Other Matters
We have included a copy of our Annual Report to Stockholders and our Form 10-K for the fiscal year ended June 30, 2010, with this proxy statement, which includes our audited consolidated financial statements for the year then ended. We will bear the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, our officers, directors and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be compensated.
We file annual, quarterly, current and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.synthesisenergy.com. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.
You may also request copies of any of our filings by writing or telephoning us at our principal executive office: Ann Tanabe, Vice President of Investor Relations, Synthesis Energy Systems, Inc., Three Riverway, Suite 300, Houston, Texas 77056, telephone (713) 579-0602.

By Order of the Board of Directors,
/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF
SYNTHESIS ENERGY SYSTEMS, INC.
December 14, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.synthesisenergy.com
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided.¯

■	20730300000000000000 9	121410

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.	☒
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors: To elect seven directors.							FOR	AGAINST	ABSTAIN
					2.	To ratify the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accountants for the year ended June 30, 2011.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	Lorenzo Lamadrid
		¡	Robert Rigdon
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡	Donald Bunnell Michael Storey Denis Slavich Harry Rubin Ziwang Xu		3.	To consider and act on such other business as may properly come before the meeting or any adjournment or postponement of the meeting.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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SYNTHESIS ENERGY SYSTEMS, INC.
Three Riverway, Suite 300
Houston, Texas 77056
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Robert Rigdon and Kevin Kelly as the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Synthesis Energy Systems, Inc. held of record by the undersigned on October 15, 2010 at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at Three Riverway, Suite 300, Houston, Texas 77056, on December 14, 2010, or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

■	14475 ■